EXHIBIT 11 -- EARNINGS PER SHARE

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  -----------------------   -----------------------
                                                     1995         1994         1995         1994
                                                  ----------   ----------   ----------   ----------
PRIMARY EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operatings used
     in primary earnings per share computation:
          Net earnings..........................  $  603,760   $  198,580   $1,106,771   $  144,052
  Interest on borrowings, net of tax effect, on
     application of assumed from exercise of
     warrants and options in excess of 20%
     limitation.................................      58,027       54,965      119,428      107,545
                                                  ----------   ----------   ----------   ----------
          Net earnings as adjusted..............  $  661,787   $  253,545   $1,226,199   $  251,597
                                                  ==========   ==========   ==========   ==========
  Weighted average number of shares outstanding,
     as per primary computation above...........   1,188,133    1,277,129    1,188,133    1,277,129
  Net shares issuable from assumed exercise of
     warrants and options, as determined by the
     application of the Modified Treasury Stock
     Method.....................................     532,327      519,778      532,327      519,778
                                                  ----------   ----------   ----------   ----------
          Weighted average number of shares
            outstanding.........................   1,720,460    1,796,907    1,720,460    1,796,907
                                                  ==========   ==========   ==========   ==========
Primary earnings per share......................  $     0.38   $     0.14   $     0.71   $     0.14
                                                  ==========   ==========   ==========   ==========
FULLY DILUTED EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operatings used
     in fully diluted earnings per share
     computation:
          Net earnings..........................  $  603,760   $  198,580   $1,106,771   $  144,052
  Interest and amortized costs on convertible
     notes, net of tax effect...................      87,456       35,917      174,913       35,917
  Interest on borrowings, net of tax effect, on
     application of assumed from exercise of
     warrants and options in excess of 20%
     limitation.................................      58,284       55,208      119,411      107,545
                                                  ----------   ----------   ----------   ----------
          Net earnings as adjusted..............  $  749,500   $  289,705   $1,401,095   $  287,514
                                                  ==========   ==========   ==========   ==========
  Weighted average number of shares outstanding,
     as per fully diluted computation above.....   1,188,133    1,277,129    1,188,133    1,277,129
  Net shares issuable from assumed exercise of
     warrants and options, as determined by the
     application of the Modified Treasury Stock
     Method.....................................     532,327      519,778      532,327      519,778
  Weighted average shares issuable from assumed
     conversion of convertible notes............     431,250      180,495      431,250       90,746
                                                  ----------   ----------   ----------   ----------
          Weighted average number of shares
            outstanding.........................   2,151,710    1,977,402    2,151,710    1,887,653
                                                  ==========   ==========   ==========   ==========
Fully diluted earnings per share................  $     0.35   $     0.14   $     0.65   $     0.14
                                                  ==========   ==========   ==========   ==========

                                       13